Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript OPTC - Q3 2007 Optelecom-NKF Earnings Conference Call Event Date/Time: Nov. 07. 2007 / 10:00AM ET

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CORPORATE PARTICIPANTS

 Ed Ludwig

 Optelecom-NKF - President and CEO

 Steve Tamburo

 Optelecom-NKF - CFO

 Tom Overwijn

 Optelecom-NKF - EVP and COO

CONFERENCE CALL PARTICIPANTS

 Frank Baresie

Analyst

 Richard Nesbitt

Analyst

 Grant Hennessey

Analyst

 PRESENTATION

Operator

 Good day, ladies and gentlemen, and welcome to the Quarter 3 2007 Optelecom-NKF Earnings Conference Call. My name is Michelle and I will be your coordinator for today.

(OPERATOR INSTRUCTIONS)

And I would now like to turn the presentation over to your host for today’s call, Mr. Ed Ludwig, CEO and President. Please proceed, sir.

 Ed Ludwig  — Optelecom-NKF - President and CEO

 Thank you. Good morning and welcome to Optelecom-NKF’s Third Quarter 2007 Earnings Conference Call. I’m Ed Ludwig. I’m Optelecom-NKF President and CEO. With me this morning is Steve Tamburo, our CFO.

Steve, would you please review our Safe Harbor Statement?

 Steve Tamburo  — Optelecom-NKF - CFO

 Good morning. Our earnings press release and conference call contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements by myself, Ed Ludwig or other members of management relating to the current expectations, beliefs, assumptions, estimates and forecasts about the business, about Telecom-NKF, Inc., the industries and markets in which we operate, and the Company’s expectations of future success in achieving its objectives.

Any forward-looking statements in this conference call are subject to a number of risks and uncertainties, including product development efforts, our competition, the strength of both the overall economy and the high tech market and acceptance of our current and future products. Actual results could differ materially from those projected in our forward-looking statements.

More information about potential factors that could affect the Company can be found in our Form 10K, Form 10Q’s and other reports and statements filed with the Securities and Exchange Commission.

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Any information contained in this call should be viewed in conjunction with our earnings press release, including the accompanying financial tables.

 Ed Ludwig  — Optelecom-NKF - President and CEO

 Thanks, Steve and thanks to everyone for joining us. I’d also like to welcome our Chief Operating Officer, Tom Overwijn. Tom is based in the Netherlands but is here with us today and will be available in the question and answer session which follows.

I’ll begin this call with a summary of the quarter’s activities and then spend a few minutes talking about our strategy. Steve will follow with a discussion of our financials.

Our third quarter results underscore the progress we’re making as we continue efforts to enhance our position in the U.S. and the world as a leading provider of IP and fiber video surveillance solutions.

I’m pleased with both our overall performance and the contributions made by the individual sales and operations groups throughout the world.

Sales in the U.L. increased again on a quarter-to-quarter basis. This is a good indication that the realignment of our North American sales organization continues to gain traction, building on last quarter’s momentum. In fact, the Company established a new revenue record for any quarter in our history.

Overall, our gross margins of 61% for the third quarter continue to be very strong. Again, revenues grew nicely, some 13%. We delivered great earnings of $0.24 per share, up from last year’s $0.11 per share.

Now, as I’ve said many times before, timing of delivery of larger orders can cause fluctuations in revenue recognition for any given quarter. And the general flow orders will be influenced by the seasonality in our business. That’s why we anticipate that the second half of the calendar year is stronger than the first half and once again the results we are no reporting reflect that trend. Even though this quarter set a record for revenue, the level of backlog grew, which is particularly encouraging since it means that we booked new business at a somewhat greater rate than we shipped.

The general shift in U.S. market from fiber optic based to IP Ethernet based system applications is continuing. This transition has been ongoing for some time in our European markets. We believe it will continue to be the story in our North American markets, primarily in the U.S. This doesn’t mean that broadband fiber sales are going away. To the contrary, that business continues to do well, especially in this quarter.

We believe our sales and marketing efforts have raised market awareness of our IP product line and reinforced our position as one of the few companies that offer a full line of video security surveillance solutions, IP and fiber. This is a clear differentiator for Optelecom-NKF. This capability is important for our future growth as many new projects no longer specify fiber optic based networks, but instead require advanced video compression capability, coupled with intelligent network switches, massive file storage, rapid information retrieval and dependable video scene analysis.

During the quarter we continued to create and bring to market innovative and potentially gain-changing technology. Optelecom-NKF and Texas Instruments, Incorporated announced the introduction of the first multi-channel codecs developed by us, using TI’s DaVinci DM6446 processors and our unique proprietary digital signal software. We think TI’s DaVinci platform will quickly become a dominate technology for video compression. And we intend to base our future product family on that chipset.

Optelecom-NKF is the first company to develop a methodology for merging capabilities of four of these processors into one circuit which accepts four video inputs and converts each of them into multiple channel outlet streams, with each stream providing selectable MPEG-2, MPEG-4 or Motion JPEG formats. All of which are then combined into a single IP Ethernet output stream.

With this breakthrough development, we were able to quickly bring to market two new products, our C44 and our S44 video codecs that feature robust operating system support, rich user interfaces, high processing performance and the maximum flexibility of a fully integrated mixed processor solution. They are the first in a series of high performance, cost effective products based on TI’s DaVinci processors.

We also introduced the OpteliDome IP camera which combines high quality camera components, with excellent MPEG-4 encoding performance in a highly reliable and feature-rich outdoor [speadom] camera. The OpteliDome series is part of our Sigura surveillance solutions offering,

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seamless integration of video monitoring, network storage and management software. The introduction of the OpteliDome IP camera underscores our strategic direction of becoming a leading IP surveillance solutions provider. Steve, please go over some of the numbers.

 Steve Tamburo  — Optelecom-NKF - CFO

 Thanks, Ed. Revenue for the third quarter was strong at $11.5 million. This is an increase of $1.3 million or 13% over 2006. This increase does include approximately $400,000 from the positive impact of foreign exchange rates as the Euro increased versus the dollar. The revenue increase comes from improvement in domestic revenue of just over $600,000 or 16% and improvement in the international revenue of $700,000 or 11%. Excluding foreign exchange, the international revenue increase was 5%.

Gross profit margin in the current quarter also showed improvement on increased efficiencies. The gross profit margin came in at 61%, compared to 60% in the third quarter last year. This is slightly better than our expectations as cost of goods sold benefited from a decline in U.S. manufacturing personnel with our March, 2007 corporate restructuring. All-in, we had $7 million in gross profit compared to just $6.1 million at this time last year.

Total operating expense increased $368,000 to $5.5 million in the quarter. While we continued our investment in sales and marketing, the current quarter’s results include $150,000 of additional cost from the impact of foreign exchange rates. After considering the effects rates, sales and marketing costs increased 22%, our engineering costs were flat and general and administrative expenses declined 10%. In sales and marketing we added international sales personnel and sales support staff during the year. In general and admin costs we continued our implementation of cost saving measures in a number of areas. These reductions are further emphasized when you consider normal cost increases for items such as health insurance and expenses related to the Company’s first year reporting requirements under Sarbanes Oxley Section 404.

Income from operations totaled $1.5 million, up almost $570,000 compared to 2006. On the bottom line we reported net income of $882,000 or $0.24 per diluted share, more than double the $0.11 per share in the third quarter of ‘06. Our business transition and market transition to IP and Ethernet products continue. While our revenue consists of 18% IP-related sales this quarter versus 23% last year, for the full year in ‘07 IP sales totaled 22% of our business, compared to just 17% in ‘06. Currently, the IP sales continued to be centered in our international markets.

We continue to accumulate tax credits each quarter relating to net operating losses in R&D credits in the U.S. The tax assets total $1.8 million at September 30th and performance of the U.S. business will determine our ability to utilize the tax credits in the future. In the 3Q, income before taxes in the U.S. was at breakeven for the first time this year. However, without sustained profitability in our domestic business, we would need to consider a write-down of these tax assets.

Overall, we’re pleased with the progress this quarter but we recognize there is much more to do. I will be happy to answer your financial questions after Ed make some final comments.

 Ed Ludwig  — Optelecom-NKF - President and CEO

 Thanks, Steve. In the third quarter we demonstrated good progress towards our primary objective of [building] sustainable profitable growth. Sales in the U.S., while improved, do not reflect the adoption rate of IP-based network solutions in our market base. We early in a new product cycle and we’re just beginning to tap the opportunities available to us. We believe we’ve taken the necessary and appropriate steps to position Optelecom-NKF to effective compete for business here and around the world.

Our investment in technology development continues. We brought to market a robust and expanding product lineup that delivers and end-to-end solution from camera to video compression, network switching, file storage and retrieval and video content analysis. These investments are essential to address a constantly changing market, demanding more and more capability in larger and larger systems. As these opportunities present themselves to us, it’s critical that our Company be positioned to respond with high quality, user friendly solutions.

That’s our objective. Our entire staff is focused on establishing Optelecom-NKF as a premier provider of reliable, capable, high performance video surveillance systems.

With that, let’s open up the lines for some questions for Tom, Steve and I.

 QUESTION AND ANSWER

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Operator

 (OPERATOR INSTRUCTIONS) And your first question comes from Frank [Baresie]. Please proceed.

 Frank Baresie Analyst

 Well, that looks good. So you were saying though that your big upsurge came from the older technology in this quarter? And was there much headway made in the IP sales?

 Ed Ludwig  — Optelecom-NKF - President and CEO

 That’s correct.

 Steve Tamburo  — Optelecom-NKF - CFO

 In the current quarter we had a couple large orders from the fiber optic business, which helped drive the numbers. But as I said, I think if you look at the year-to-date number, the IP percentage is still up. We see the business continuing to evolve that way and we still see the market moving in that direction.

 Frank Baresie Analyst

 So the sale into the casino market that you all talked about, I guess that was fiber. What, they had the ability to use IP? I mean, something like that, how would that have been counted?

 Steve Tamburo  — Optelecom-NKF - CFO

 That would have been in the fiber numbers.

 Frank Baresie Analyst

 Okay. And there, I guess the big upside was the fact that they would have the capability to migrate over to the IP down the line; is that true?

 Steve Tamburo  — Optelecom-NKF - CFO

 Tom, do you own that?

 Tom Overwijn  — Optelecom-NKF - EVP and COO

 In this case, I would not expect that that was really the factor that brought us there. This is because their sole system was laid out in the tradition of fiber optics (inaudible).

 Frank Baresie Analyst

 So, I mean, will this in terms of looking forward, I mean, will the fact that these new products like the DaVinci, you’re demonstrating capabilities there. Do you expect that to bring a lot of additional business in like say the next quarter or quarter after that?

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 Tom Overwijn  — Optelecom-NKF - EVP and COO

 I think that one thing you could say and we did not really mention it in the call so far is that if you look at orders booked, our backlog increased with 1 million compared to the backlog we had at the end of the second quarter. And if you look into the orders booked and the amount of IP we (inaudible) the next quarter is relatively high.

 Frank Baresie Analyst

 The amount of IP in the next quarter?

 Tom Overwijn  — Optelecom-NKF - EVP and COO

 Yes.

 Frank Baresie Analyst

 Okay. And so Tom you said that the backlog increased by 1 million this quarter?

 Steve Tamburo  — Optelecom-NKF - CFO

 Approximately.

 Ed Ludwig  — Optelecom-NKF - President and CEO

 Yes. That’s about right.

 Frank Baresie Analyst

 Okay. One thing. You talk about these — well I have two final questions and I’ll let somebody else go. But you talk about the people moving to the IP and you’ve demonstrated all these new technologies. I mean, are you seeing like more integrators coming to you where they wanted to use your product? And things like I mean I guess the new codec, I mean, is the demand for that extremely high? Or I’m just trying to get some idea where the increase sales in IP are coming from. And then the other thing, in the past you guy shave brought out over the many years a lot of new technology but you’ve never been able to turn it into a lot of revenue. You’ve been kind of stuck. I mean, you’ve gotten bigger but you haven’t made — you want to, I don’t know how soon now, you want to get up to the $80 million in sales mark. And I just was curious where we were on that view and how you plan to get there? It’s kind of a long question; vague, too. I’m done.

 Ed Ludwig  — Optelecom-NKF - President and CEO

 I’ll try to remember what you asked.

 Frank Baresie Analyst

 Okay. I’m sorry.

 Ed Ludwig  — Optelecom-NKF - President and CEO

 That’s okay.

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 Frank Baresie Analyst

 Nobody asked a question so I pressed the button and I just made it up on the fly.

 Ed Ludwig  — Optelecom-NKF - President and CEO

 Well, I’ll stay with my answer then. First of all, the technology that we’re developing, we believe is going to be very cost effective for us. Because when you can aggregate functions in one node, generally it’s simply more cost effective. That was part of the strategy on this particular implementation that we chose for the DaVinci [chip]. So it should give us a cost and performance benefit when we’re bidding IP systems, large IP systems where there are hundreds of cameras and the information has to be compressed and transferred. So we believe that it will give us a competitive advantage when the systems are larger.

The formats that we talked about, MPEG-2, MPEG-4 and Motion JPEG are the ones that are commonly expected. In this case, you can get all of those things in various combinations out of this one circuit board. They look very flexible and we don’t need a lot of different kinds of products to address the broad range of application configurations.

So I think that’s a factor that you should see going forward. Tom mentioned and you must realize we just brought this thing out in August or September. It takes some time to get it known in the marketplace and start offering it and turning it into revenue. So I expected some early adopters and then there will be a lot more opportunities down the road and we’ll be able to address more effectively.

There are other things that are in our pipeline that will compliment some of the things that we just said so far. But we’re focused on large systems with many multiple cameras and that’s the way our product development is going.

 Frank Baresie Analyst

 So I guess the question I had about the codec you’re saying since it really only became available in the August and September, your sales guys are talking to a lot of people. But there hasn’t been a whole lot — I mean, there have been some orders but there haven’t been a lot yet.

 Ed Ludwig  — Optelecom-NKF - President and CEO

 Tom, you can comment.

Tom Overwijn. That’s true. So indeed what we always try to do is we are starting the real sales process when a product is available. And in this case that means that the first we will turn out from the product will be in the fourth quarter.

 Frank Baresie Analyst

 And how long is the sales cycle? I mean, I know it ranges all over from almost when you have something that really helps a customer it’s like almost instantaneous to it can take for who knows how long. But typically Tom, when you’re actively — and I’m cheating. I’m going to ask another question. But typically when you’re actively —

 Ed Ludwig  — Optelecom-NKF - President and CEO

 Okay. Hurry up.

 Frank Baresie Analyst

 Okay. I will hurry. But when you’re actively engaged, I mean, it can — usually people plan pretty far ahead and I was just wondering what the range of the — I mean, what the typical cycle is? And then I also was wondering how many people you actually have engaged in contacting? I mean, because I imagine some of these sales are pretty much hand holding, even with the integrator. How many people you all now have actually doing the selling, working directly with the accounts, trying to get them to use your stuff?

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 Tom Overwijn  — Optelecom-NKF - EVP and COO

 Well I can talk about a typical sales cycle then for the larger projects that it’s six months to a year. And that’s pretty common then. But certainly the smaller projects where, I mean if the system integrator can make a saving on the contents of what he’s going to deliver, then they will rather quickly adopt a new technology in that. And they are, usually the specs are not that hard defined as in the larger projects where you indeed over (inaudible) before execution. And committed to a certain product. So, on the shorter run, we expect smaller projects to go faster to the new platform. And yes, I think that more or less answers your question.

 Steve Tamburo  — Optelecom-NKF - CFO

 Frank, just to give you an idea. The total sales people is, I think, one of the questions. Almost 30% of our staff is either sales or sales support. Now obviously not all of those folks are actually out in the field. But we’re, as we’ve talked about and you can see from the investment we’ve made, we continue to focus on putting more people on the street to sell, as well as more folks to support them because of the technology nature of the products.

 Frank Baresie Analyst

 Okay. And this new codec, is this kind of the hook to get you guys to get people to listen to you, would you say? Or to get more market penetration or are there other products you have that are also as unique, I guess you’d say?

 Ed Ludwig  — Optelecom-NKF - President and CEO

 Well, we’ll answer this question but then we should get onto some other people.

 Frank Baresie Analyst

 Sure. Fine.

 Ed Ludwig  — Optelecom-NKF - President and CEO

 This is one of the hooks. Okay. This is, I think by my estimation, a fairly unique and very powerful product that should give our salesmen an age and the Company a competitive edge in terms of when you’re delivering for what you’re paying for. Okay. There are other things we’re working on that could be somewhat of a similar nature. But this is really a core feature for our effort in the IP Ethernet surveillance systems.

 Tom Overwijn  — Optelecom-NKF - EVP and COO

 We do expect that in the long run, software will become more and more the competitive advantage you will (inaudible) market.

 Frank Baresie Analyst

 Okay.

 Ed Ludwig  — Optelecom-NKF - President and CEO

 Okay.

 Frank Baresie Analyst

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 Thank you.

Operator

 Your next question comes from the line of Richard Nesbitt. Please proceed.

 Richard Nesbitt Analyst

 Good morning, gentlemen. Ed and Tom and Steve, congratulations. I like what I’m hearing and I like what I saw on the financial report. And I can remember Steve telling me a long time ago, I said boy you guys need to make some positive announcements. And Steve says, Rich I want to make that announcement at the quarter — where we show good revenues, good earnings and congratulations. I really think it’s great.

And I don’t have much to ask, other than you’ve got that $80 million thrown at you again. But see I’m a little higher than that. I wan to see $100 million. So but my one question is and I guess it goes along with what everybody else has been asking.

Now you have better, new products with all your new innovations and your increased emphasis on the sales. And the way your products are being received now in the marketplace, do you expect to have more consistent sequential sales growth, each quarter as we go down the line? Now I understand that the first and second quarters, you know are not your best quarters because they’re in fourth quarter and doing some fiscal years; people spend their money when their new budgets come out. I realize that. But can we get more consistent quarter by quarter? With all the global sales now and our market being so much more expanded out there, can we become more consistent?

 Ed Ludwig  — Optelecom-NKF - President and CEO

 Well, I’ll answer first and then maybe other people might want to chime in on it. Consistency, I’d like to believe that we can and as you build up more total revenue than the impact of any one opportunity doesn’t swing so much weight. But still I think at the point that we’re at, the timing of a larger order in any given quarter can make a difference, one or two orders. And I think the consistency will come as the total revenue stream grows.

 Richard Nesbitt Analyst

 Right. Right. Good. Good. Well, you know that answers it and I’m glad to see that Tom was available this morning also. And I just again say congratulations and keep that focus.

 Ed Ludwig  — Optelecom-NKF - President and CEO

 Thanks.

 Richard Nesbitt Analyst

 Thank you.

Operator

 Your next question comes from the line of [Grant Hennessey]. Please proceed.

 Grant Hennessey Analyst

 Good morning. My question regarded Corning’s development of flexible fiber optic lines and I’m wondering if that availability would have any significant impact on where the surveillance stuff can be installed? And do you see it having any impact on the overall market?

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 Ed Ludwig  — Optelecom-NKF - President and CEO

 Well, we moved away a little bit from a company that provides the transport media. In some cases the signals travel over fiber. In some cases over coax and in some cases over twisted (inaudible) and in some cases over our [effer] microwaves. So I don’t expect much impact on any one technical development like that. It’s just however they decide to connect it up, that’s what we travel over, so.

 Grant Hennessey Analyst

 Okay. I thought maybe it would allow installations at places that previously had been unreachable because of lack of flexibility in the lines. But you’ve answered the question.

 Ed Ludwig  — Optelecom-NKF - President and CEO

 Yes. We haven’t run into any (inaudible) environment.

 Tom Overwijn  — Optelecom-NKF - EVP and COO

 If you compare the fiber back to 2001 there was a shortage of fiber in the market and also that was always an issue in installation. Nowadays there’s a lot of fiber basically available.

 Ed Ludwig  — Optelecom-NKF - President and CEO

 And there’s no particular technical advantage to the particular characteristic that you’re talking now with Corning.

 Grant Hennessey Analyst

 Okay. I had understood that traditionally lines are only flexible to a certain degree and that this new Corning product allowed you to bend around places that you previously couldn’t get to. But I’m not sure what — I don’t really know your typical installation market, whether its’ — I know you have casino interests but is it things like prisons and is it general surveillance of security installations?

 Tom Overwijn  — Optelecom-NKF - EVP and COO

 Basically, if you look at our business and traditionally we are very strong in the [IDS] markets or on our highways. And because it’s long distances and the fiber is applied there. And then a lot of our business comes from what you will call political infrastructure, where surveillance is being applied and that’s also still a little higher end of the market.

 Grant Hennessey Analyst

 Okay. And then one last thing. Have there been any significant changes of insider ownership of the shares in the last quarter?

 Steve Tamburo  — Optelecom-NKF - CFO

 Well, I don’t know that there are significant changes. We certainly filed the Form 4’s or in this case the individuals filed the Form 4’s. I think there may have been at least one sale in there or exercise of option in sale. And then in terms of ownership structure, while we see sometimes on a delayed basis, beyond 5% there are certain filings made. So that tends to move around. But the Company continues to be owned by a fairly diverse group and a large number of smaller investors are fairly typical for us. And that continues to be the case.

 Grant Hennessey Analyst

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 Okay. I was just hoping to see some more aggressive ownership by the controlling management group. But thank you for the information.

 Steve Tamburo  — Optelecom-NKF - CFO

 You’re welcome.

Operator

 And you have no further questions at this time, gentlemen.

 Ed Ludwig  — Optelecom-NKF - President and CEO

 Okay. Well, I guess we’ll wrap it up and thanks to everyone for joining us. We’ll look forward to the next participation which will cover the fourth quarter and the full year of 2007. It’ll probably occur early in the springtime. Have a good day.

Operator

 Ladies and gentlemen, thank you for your participation in today’s conference. This concludes the presentation and you may now disconnect. Have a great day.

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